UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Address of principal executive offices)

(+65) 6518-9385

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2025, Society Pass Incorporated (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with an accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell an aggregate of 300,000 shares of its common stock, par value $0.0001 per share, at a purchase price of $1.00 per share for gross proceeds of $300,000. The offering was made in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

The Share Purchase Agreement contains customary representations, warranties, and covenants, including registration rights provisions obligating the Company to file a resale registration statement with the SEC covering the shares of common stock and shares issuable upon exercise of the Warrants.

The closing of the private placement is expected to occur on or about June 27, 2025, subject to the satisfaction of customary closing conditions.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure contained in Item 1.01 above is incorporated herein by reference. The securities referenced therein were issued and sold in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder. Each Purchaser represented that they are an “accredited investor” and were acquiring the securities for investment purposes.

Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Raynauld Liang
	Name:	Raynauld Liang
	Title:	Chief Executive Officer

Date: June 27, 2025

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